UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________
FORM 8-K
 ____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 16, 2014
 ____________________

AVAYA INC.
(Exact Name of Registrant as Specified in its Charter)
 ____________________

Delaware	001-15951	22-3713430
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

4655 Great America Parkway
Santa Clara, California	95054
(Address of Principal Executive Office)	(Zip Code)
 Registrant’s telephone number, including area code:  (908) 953-6000
N/A
(Former Name or Former Address, if Changed Since Last Report)
 ____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 16, 2014, Avaya Inc. (the "Company") entered into a definitive agreement (the "Agreement") to sell the IT Professional Services consulting group of its wholly-owned subsidiary, Avaya Government Solutions Inc. ("Avaya Gov"), to Camber Corporation ("Camber"). The transaction will take the form of a sale by the Company of all of the stock of Avaya Gov (the "Sale") for an aggregate purchase price of $100 million, subject to customary adjustments as set forth in the Agreement. The Company will retain its Federal product sales and services teams and customers with continued focus on delivering unified communications, collaboration, contact center and networking solutions to Federal, state and municipal governments. This organization will continue doing business with the U.S. government under the name Avaya Government Solutions, which will be retained by Avaya.

Completion of the Sale is subject to customary closing conditions, including, among others (i) clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the absence of a material adverse effect regarding Avaya Gov's business, and (iii) customary conditions regarding the accuracy of the representations and warranties and material compliance by the parties with their respective obligations under the Agreement. The Agreement contains certain customary termination rights in favor of each of the Company and Camber.

A copy of the Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement. The representations, warranties and covenants set forth in the Agreement (i) have been made only for the purposes of the Agreement and solely for the benefit of the parties thereto, (ii) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and (iii) may be subject to standards of materiality applicable to contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of any of the parties or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the parties' respective public disclosures.

Item 8.01. Other Events.

On February 18, 2014, the Company issued a press release announcing the execution of the Agreement. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Exhibit Name

2.1	Stock Purchase Agreement dated February 16, 2014 by and among Avaya Inc., Avaya Government Solutions Inc., Avaya Federal Solutions, Inc. and Camber Corporation*
99.1	Press Release of Avaya Inc. dated February 18, 2014

*Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.
Forward-Looking Statements
This current report on Form 8-K contains “forward-looking statements," including statements regarding the completion of the Sale. All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will” or the negative thereof or other variations thereon or comparable terminology. The Company has based these forward-

looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These factors, including those discussed in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013 under the heading "Risk Factors," may cause its actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov. The Company cautions you that the list of important factors included in the Company’s SEC filings may not contain all of the material factors that are important to you. In addition, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.
Date: February 21, 2014	By:	/s/ Pamela F. Craven
	Name:	Pamela F. Craven
	Title:	Chief Administrative Officer